CENTRAL VALLEY COMMUNITY BANCORP 2015 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (Award Agreement), effective February 1, 2023 (Effective Date), is between Central Valley Community Bancorp (Company), a California corporation, and James Kim (Participant). This Award Agreement is made pursuant to the terms and conditions of the Central Valley Community Bancorp 2015 Omnibus Incentive Plan (Plan), a copy of which is attached to this Award Agreement as Exhibit A. Unless the context otherwise requires, all capitalized terms used herein have the respective meanings assigned to them in the Plan.

A.Award of Restricted Stock.

Pursuant to that certain Employment Agreement by and between Central Valley
Community Bank (Bank) and Participant, dated November 1, 2021, the Company offers to Participant the right to receive three awards of Restricted Stock subject to the terms and conditions set forth herein.

The initial award date will be February 1, 2022 (Effective Date) (such award, the Initial
Award). The second award date will be the first anniversary of the Effective Date (such award, the Second Award), subject to Participant's Continuous Service through the second award date. The third award date will be the second anniversary of the Effective
Date (such award, the Third Award), subject to Participant's Continuous Service through the third award date.

Each award of Restricted Stock will have a value of up to twenty-five percent (25%) of
Executive's Base Salary on the respective award date as reasonably determined by the
Board of Directors of the Company, and such Restricted Stock will be transferred into
Participant's name as of the respective award date, according to the terms and conditions set forth in the Plan and this Award Agreement.

B. Vesting.

The Restricted Period will end upon the satisfaction of all terms and conditions set forth in the Plan and this Award Agreement, and the vested Restricted Stock (Vested
Restricted Stock) will be released from restrictions upon the satisfaction of the following criteria.

a. Participant will vest in the Restricted Stock awarded pursuant to this Award Agreement as of the specified anniversaries of the Effective Date of the award, in accordance with the following schedule:

i.Participant will vest in one-fifth (20%) of the shares of the Restricted Stock awarded pursuant to this Award Agreement on the one-year anniversary of the Effective Date (Vesting Commencement Date) (and if no such date exists, then on the last day of the month).

ii. Participant will subsequently vest in one-fifth (20%) of the remaining Restricted
Stock awarded on each anniversary of the Vesting Commencement Date, such that all Restricted Stock will be Vested Restricted Stock on the fourth anniversary of the Vesting Commencement Date.

b. As of each vesting date, restrictions placed upon the specified Restricted Stock will lapse, subject to Participant's Continuous Service through the vesting date. The
Company's secretary will retain custody of Participant's original stock certificates for safekeeping.

C. Acceleration.

In the event of a Change in Control (as defined in the Plan) during Participant's Continuous
Service, the vesting periods will accelerate such that one hundred percent (100%) of the
Restricted Stock will immediately become Vested Restricted Stock.

D. Limitation of Benefits under Certain Circumstances.

If any transfer of stock pursuant to this Award Agreement, either alone or together with other payments, benefits, and transfers which Participant has the right to receive from
Company and/or Central Valley Community Bank (Bank), would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the
Code), the value of stock transferred will be reduced, in the manner determined by the
Board of Directors of the Company, by the amount, if any, which is the minimum necessary to result in no portion of the transfer being non-deductible to the Company or Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The dete1mination of any reduction in the value of stock transferred will be based upon the opinion of independent counsel selected by the Company and paid by the
Company. Such counsel will be reasonably acceptable to Participant; will promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the date of any stock transfer under the terms of this Award Agreement; and may use such actuaries or other consultants as such counsel deems necessary or advisable for the purpose.

E. Regulatory Compliance.

This Award Agreement is drawn to be effective in the State of California and will be construed in accordance with California laws, except to the extent superseded by federal law. The parties specifically acknowledge that while the restrictions contained in Section
131 of the Federal Deposit Insurance Corporation Improvement Act of 1991, relating to the payment of bonuses and increases for senior executive officers of institutions which are deemed "undercapitalized", do not currently apply to the Company or Bank such provisions may affect the terms of this Award Agreement if the Company or Bank should be deemed undercapitalized by any state or federal regulatory authority
(including, without limitation, the Federal Deposit Insurance Company and the Federal
Reserve Board). Without limiting the generality of the foregoing, under no circumstances will the Company or Bank be required to take any other actions under this
Award Agreement if such actions would result in any violation of applicable law, rule, regulation or regulatory directive.

F. Clawback.

Notwithstanding any provisions of this Award Agreement to the contrary, if any
Payment Restrictions (as hereinafter defined) require the recapture or "clawback" of any benefits received by or stock transferred to the Participant under this Award Agreement,

Participant will repay or transfer stock back to the Company or Bank the aggregate amount of any such benefits or stock, with such repayment or transfer to occur no later than thirty (30) days following Participant's receipt of a written notice from the
Company or Bank indicating that benefits or stock received by Participant under this
Award Agreement are subject to recapture or clawback pursuant to the Payment
Restrictions. "Payment Restrictions" means any applicable state or federal statute, law, regulation, or regulatory interpretation or other guidance, or contractual arrangement with or required by a governmental authority that would require the Company or Bank to seek or demand repayment or return of any benefits or stock received by Participant for any reason, including, without limitation, FIL-66-02010 and any related or successor regulatory guidance, any regulatory or enforcement interpretations or guidance provided by the Securities Exchange Commission or other regulatory body under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the
Company or Bank or its successors later obtaining information indicating that
Participant has committed, is substantially responsible for, or has violated, the respective acts or omission, conditions, or offenses outlined under 12 C.F.R.
359.4(a)(4).

G. The Plan.

The provisions of the Plan are incorporated into this Award Agreement by reference and, in the event of any conflict between this Award Agreement and the Plan, the terms of the Plan will govern, unless the Company has specifically provided otherwise in this
Award Agreement.

H. Stock Certificates; Legend.

The Restricted Stock granted under the Plan and this Award Agreement will be evidenced by issuance of a stock certificate or certificates, which certificate or certificates will be held by the Company. Such certificate or certificates will be registered in the name of the Participant and will bear the following (or similar) legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED, PLEDGED, ENCUMBERED OR OTHERWISE CONVEYED WITHOUT SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, TRANSFER, PLEDGE OR OTHER CONVEYANCE UNDER THE SECURITIES ACT.

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE COMPANY'S 2015 OMNIBUS INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF THE SECRETARY OF THE COMPANY, 7100 N. FINANCIAL DRIVE, SUITE 101, FRESNO, CA 93720.

I.Miscellaneous Provisions.

a.Withholding Taxes.

In the event that the Company determines that it is required by law to withhold federal, state or local taxes as a result of any transaction involving this Award
Agreement or the Plan, Participant will make arrangements satisfactory to the
Company to enable it to satisfy all withholding requirements.

The Company retains the right to deduct from all amounts paid pursuant to the
Plan any taxes required by law to be withheld with respect to such awards.

b. Rights as a Restricted Shareholder or Vested Restricted Shareholder.

Participant will have only the rights with respect to the Restricted Stock and
Vested Restricted Stock expressed in the Plan and this Award Agreement.

With respect to the Restricted Stock conferred by this Award Agreement,
Participant will have the rights of a shareholder of the Company, including the right to vote such Restricted Stock and receive dividends and other distributions thereon, if any.

c. No Employment Rights.

Nothing in this Award Agreement will be construed as giving Participant the right to be retained as an employee of the Company or to receive any benefits other than those specifically set forth in this Award Agreement. Sections D, E and F of this Award Agreement are included for compliance purposes only and do not confer any benefits.

d. Further Assurances.

Each party to this Award Agreement agrees to perform any and all further acts and to execute and deliver any documents that may reasonably be necessary or requested to carry out the provisions of this Award Agreement.

e. Attorneys' Fees.

In any legal action or other proceeding brought by either party to enforce or interpret the terms of this Award Agreement, the prevailing party will be entitled to recover reasonable attorney's fees and costs.

f. Confidentiality.

Participant agrees and acknowledges that the terms and conditions of this Award
Agreement are confidential. Participant agrees that they will not disclose these terms and conditions to any third party, except to Participant's financial or legal advisors, tax preparer or family members, unless such disclosure is required by law.

g. Governing Law.

This Award Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California.

h. Notices.

Any notice or other communication under this Award Agreement must be in writing and will be effective upon delivery by hand; upon facsimile transmission to either party at the number provided below for that party, but only upon receipt by the transmitting party of a written confirmation of receipt; or three (3)
business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to the Company or to Participant at the corresponding address below. Each party will be obligated to notify the other in writing of any change in that party's address. Notice of change of address will be effective only when done in accordance with this paragraph.

If to the Company, to:

Central Valley Community Bancorp Attention: Chairman of the Board 7100 N.
Financial Drive, Suite 101
Fresno, California 93720

If to Participant, to the address specified below his or her signature below.

i.Entire Award Agreement.

This Award Agreement and the Plan, together with those documents that are referenced in the Award Agreement, are intended to be the final, complete, and exclusive statement of the terms of the agreement between Participant and the
Company with regard to the subject matter of this Award Agreement. This Award
Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Award Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

j. Amendments.

This Award Agreement may be amended by the Board of Directors of the Company at any time (i) if the Board of Directors of the Company determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Code, as amended or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Effective Date and by its terms applies to the Restricted Stock; or (ii) for other matters and circumstances, with the consent of Participant.
k. Successors and Assigns.

Participant agrees that he or she will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Award Agreement, except as expressly permitted by this
Award Agreement. Any such purported assignment, sale, transfer, delegation, or other disposition will be null and void. Subject to the limitations set forth in this
Award Agreement, the Award Agreement will be binding on and inure to the benefit of the successors and assigns of the Company and any successors and permitted assigns of Participant, including any executors, administrators, or other legal representatives. It will not benefit any person or entity other than those specifically enumerated in this Award Agreement.

l. Severability.

If any provision of this Award Agreement, or its application to any person, place or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable or void, that provision will be enforced to the greatest extent permitted by law, and the remainder of this Award Agreement and of that provision will remain in full force and effect as applied to other persons, places and circumstances.

m. Interpretation.

This Award Agreement will be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Award Agreement will not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Award
Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Award Agreement. Unless the context requires otherwise, all references in this Award Agreement to paragraphs are to the paragraphs of this
Award Agreement.

n. Counterparts.

This Award Agreement may be executed in one or more counterparts all of which together will constitute one and the same instrument.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT'S SOLE RESPONSIBILITY TO DETERMINE WHETHER TO FILE AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE AND TO TIMELY FILE SUCH ELECTION IF DESIRED.

PARTICIPANT FURTHER ACKNOWLEDGES THAT PARTICIPANT IS ADVISED THAT HE OR SHE MAY CONSULT WITH AN ATTORNEY OR TAX ADVISOR BEFORE SIGNING THIS AGREEMENT, AND THAT PARTICIPANT VOLUNTARILY AND KNOWINGLY EXECUTED THIS AGREEMENT.

(Signature Page Follows)

The parties have duly executed this Award Agreement as of the date first written above.

COMPANY
CENTRAL VALLEY COMMUNITY BANCORP A
California Corporation

By:
Title: Daniel J. Doyle, Chairman of the Board

PARTICIPANT

James Kim
President, Chief Executive Officer

(Signature Page to Restricted Stock Award Agreement -James Kim)